Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Second Quarter 2018 Financial Results

Company Achieves Non-GAAP Profitability During the Quarter

ALISO VIEJO, CA, July 24, 2018 – Smith Micro Software, Inc. (NASDAQ: SMSI), today reported financial results for its second quarter ended June 30, 2018.

“I am encouraged by our second quarter results as we look to build upon our positive momentum in the second half of fiscal 2018,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “We achieved operating profitability and saw continued revenue growth from our wireless business unit, driven by our two core products, SafePath® and CommSuite®.”

“While there is still plenty of hard work ahead, I am proud of what we have achieved with the turnaround journey that we began 18 months ago. The company is well capitalized and positioned to build upon the momentum achieved in the first half of the year. We will remain diligent and focused on our strategic initiatives, expanding our revenues and continuing our march to consistent profitability in the coming quarters.”

Fiscal Second Quarter 2018 Financial Results:

Smith Micro Software reported revenue of $6.9 million for the second quarter ended June 30, 2018, compared to $5.9 million reported in the second quarter ended June 30, 2017.

Second quarter 2018 gross profit was $5.8 million, compared to $4.6 million reported in the second quarter of 2017.

Smith Micro Software Second Quarter 2018 Financial Results	Page 2 of 7

Gross profit as a percentage of revenue was 84 percent for the second quarter of 2018, compared to 78 percent for the second quarter of 2017.

Generally accepted accounting principles in the United States (“GAAP”) net loss available to common stockholders for the second quarter of 2018 was $2.4 million, or $0.11 loss per share, compared to a GAAP net loss available to common stockholders of $2.0 million, or $0.15 loss per share, for the second quarter of 2017.

Non-GAAP net income (which excludes non-cash stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, preferred stock dividends, and a normalized tax expense) for the second quarter of 2018 was $0.2 million, or $0.01 per share, compared to a non-GAAP net loss of $0.8 million, or $0.06 loss per share, for the second quarter of 2017.

Fiscal June Year-to-Date 2018 Financial Results:

Smith Micro Software reported revenue of $12.4 million for the six months ended June 30, 2018, compared to $11.4 million reported for the six months ended June 30, 2017.

Gross profit for the six months ended June 30, 2018 was $10.0 million, compared to $8.9 million reported for the same period in 2017.

Gross profit as a percentage of revenue was 81 percent for the six months ended June 30, 2018, compared to 78 percent for the six months ended June 30, 2017.

GAAP net loss available to common stockholders for the six months ended June 30, 2018 was $4.9 million, or $0.26 loss per share, compared to a GAAP net loss available to common stockholders of $4.8 million, or $0.38 loss per share, for the same period in 2017.

Non-GAAP net loss (which excludes non-cash stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, preferred stock dividends, and a normalized tax benefit) for the six months ended June 30, 2018 was $1.2 million, or $0.07 loss per share, compared to a non-GAAP net loss of $2.2 million, or $0.18 loss per share, for the six months ended June 30, 2017.

Total cash and cash equivalents at June 30, 2018 were $8.7 million.

Smith Micro Software Second Quarter 2018 Financial Results	Page 3 of 7

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss) available to common stockholders, and earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and therefore has excluded the following non-cash items from GAAP earnings calculations: stock-based compensation, amortization of intangible assets, debt issuance and discount costs, fair value adjustments, and preferred stock dividends. Additionally, since we are in a cumulative loss position, a non-GAAP income tax expense (benefit) was computed using a 24 percent and 38 percent tax rate for 2018 and 2017, respectively, using the Company’s normalized combined U.S. federal, state, and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income (loss) and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro Software will hold an investor conference call today, July 24, 2018 at 4:30 p.m. EDT, to discuss the Company’s second quarter 2018 financial results. To access the call, dial 1-877-270-2148; international participants can call 1-412-902-6510. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around the world.  From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging and 2D/3D graphics applications. For more information, visit smithmicro.com.

Smith Micro Software Second Quarter 2018 Financial Results	Page 4 of 7

Forward-Looking Statements:

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements regarding future events or results, including without limitation, statements relating to our financial prospects and other projections of our performance and our future business plans, and other statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will,” and other similar expressions.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Among the important factors that could cause or contribute to such differences are our ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for our products from our customers and their end-users, customer concentration, given that the majority of our sales depend on a few large customer relationships, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release and on the related teleconference call are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Smith Micro Software Second Quarter 2018 Financial Results	Page 5 of 7

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) – unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Note Issue/ Discount	Fair Value Adjustments	Preferred Stock Dividends	Taxes	Non- GAAP
Three Months Ended 6/30/18:
Gross profit	$5,829	$-	$-	$-	$-	$-	$-	$5,829
Income (loss) before provision for income taxes	(2,164)	247	64	66	2,085	-	-	298
Net income (loss) available to common stockholders	(2,362)	247	64	66	2,085	185	(59)	226
Income (loss) per share: basic and diluted	(0.11)	0.01	0.00	0.00	0.10	0.01	(0.00)	0.01

Three Months Ended 6/30/17:
Gross profit	$4,577	$-	$-	$-	$-	$-	$-	$4,577
Loss before provision for income taxes	(1,947)	388	65	131	-	-	-	(1,363)
Net loss available to common stockholders	(1,952)	388	65	131	-	-	523	(845)
Loss per share: basic and diluted	(0.15)	0.03	0.00	0.01	-	-	0.04	(0.06)

Six Months Ended 6/30/18:
Gross profit	$9,983	$-	$-	$-	$-	$-	$-	$9,983
Loss before provision for income taxes	(4,535)	410	128	131	2,224	-	-	(1,642)
Net loss available to common stockholders	(4,884)	410	128	131	2,224	326	417	(1,248)
Loss per share: basic and diluted	(0.26)	0.02	0.01	0.01	0.12	0.02	0.02	(0.07)

Six Months Ended 6/30/17:
Gross profit	$8,870	$-	$-	$-	$-	$-	$-	$8,870
Loss before provision for income taxes	(4,819)	834	130	261	-	-	-	(3,594)
Net loss available to common stockholders	(4,832)	834	130	261	-	-	1,379	(2,228)
Loss per share: basic and diluted	(0.38)	0.07	0.01	0.02	-	-	0.11	(0.18)

Note: Loss per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Smith Micro Software Second Quarter 2018 Financial Results	Page 6 of 7

Smith Micro Software, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts) - unaudited

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Revenues	$6,945	$5,862	$12,408	$11,438
Cost of revenues	1,116	1,285	2,425	2,568
Gross profit	5,829	4,577	9,983	8,870

Operating expenses:
Selling and marketing	1,447	1,461	3,177	3,254
Research and development	2,195	2,174	4,450	4,671
General and administrative	2,061	2,239	4,251	4,428
Restructuring expense	52	322	52	714
Total operating expenses	5,755	6,196	11,930	13,067
Operating income (loss)	74	(1,619)	(1,947)	(4,197)
Non-operating expenses:
Interest expense, net	(143)	(329)	(314)	(613)
Change in fair value of warrant liability	(2,085)	-	(2,224)	-
Other income (expense), net	(10)	1	(50)	(9)
Loss before provision for income taxes	(2,164)	(1,947)	(4,535)	(4,819)
Provision for income tax expense	13	5	23	13
Net loss	(2,177)	(1,952)	(4,558)	(4,832)
Less preferred stock dividends	(185)	-	(326)	-
Net loss available to common stockholders	$(2,362)	$(1,952)	$(4,884)	$(4,832)

Loss per share:
Basic and diluted	$(0.11)	$(0.15)	$(0.26)	$(0.38)

Weighted average shares outstanding:
Basic and diluted	21,888	13,179	18,612	12,674

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash & cash equivalents	$8,745	$2,205
Accounts receivable, net	6,182	5,145
Prepaid and other assets	774	576
Total current assets	15,701	7,926
Equipment & improvements, net	1,060	1,229
Deferred tax asset, net	404	404
Other assets	148	146
Intangible assets, net	359	487
Goodwill	3,685	3,685
TOTAL ASSETS	$21,357	$13,877

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,315	$1,333
Accrued payroll and benefits	1,998	1,994
Related-party notes payable	-	1,000
Other accrued liabilities	411	416
Deferred revenue	261	73
Total current liabilities	3,985	4,816

Related-party notes payable, net	1,200	1,200
Notes payable, net	1,689	1,558
Warrant liability	9,004	-
Deferred rent	846	970
Other long-term liabilities	649	766
Total non-current liabilities	13,388	4,494

Stockholders' Equity:
Preferred stock	-	-
Common stock	25	14
Additional paid in capital	241,790	237,486
Accumulated comprehensive deficit	(237,831)	(232,933)
Total stockholders' equity	3,984	4,567
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$21,357	$13,877